Calculation of Filing Fee Tables
S-8
KESTRA MEDICAL TECHNOLOGIES, LTD.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares, $1.00 par value, issuable pursuant to the 2025 ESPP	Other	1,083,209	$ 17.28	$ 18,717,851.52	0.0001381	$ 2,584.94
Total Offering Amounts:						$ 18,717,851.52		$ 2,584.94
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,584.94
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") shall also cover any additional common shares, $1.00 par value (the "common shares") of Kestra Medical Technologies, Ltd. (the "Registrant") that become issuable under the Kestra Medical Technologies, Ltd. 2025 Employee Stock Purchase Plan (the "2025 ESPP") by reason of any share dividend, share split, recapitalization or other similar transaction. (2) The amount registered includes additional common shares reserved for future issuance pursuant to the annual "evergreen" provision of the 2025 ESPP, under which, on January 1st of each year from 2026 to 2035, the common shares available for issuance under the 2025 ESPP increases by the lesser of (a) 1% of the outstanding shares on the last day of the prior year or (b) a smaller number as determined by the Board of Directors of the Registrant. (3) The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Unit and the Maximum Aggregate Offering Price are based on the Proposed Maximum Offering Price Per Unit of $20.33 per share, representing the average of the high and low sales prices of the common shares as reported on Nasdaq on March 12, 2026, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2025 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources